Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We hereby consent to the reference to Miller and Lents, Ltd. under the heading “Experts” in the prospectus supplements, which form a part of Registration Statement on Form S-4 of The Williams Companies, Inc. (the “Prospectus Supplements”), and to the reference to our audit of the proved reserves estimates related to properties underlying the Williams Coal Seam Gas Royalty Trust for the year ended December 31, 2008 in the Prospectus Supplements.

MILLER AND LENTS, LTD.
By:	/s/ Carl D. Richard
Carl D. Richard
Senior Vice President
CDR/jj
May 22, 2009